UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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Angeion Corporation
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ANGEION CORPORATION
350 Oak Grove Parkway
Saint Paul, Minnesota 55127-8599
651-484-4874

___________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 30, 2012
___________________________________________________

Notice is hereby given that the 2012 Annual Meeting of Shareholders of Angeion Corporation (“Angeion” or the “Company”) will be held at Angeion’s offices located at 350 Oak Grove Parkway, Saint Paul, Minnesota 55127, on Wednesday, May 30, 2012 beginning at 2:30 Central Daylight Time, for the following purposes:

1.	To elect six directors to hold office until the next annual meeting of shareholders or until their respective successors have been elected and qualified;
2.	To consider and act upon a proposal to ratify and approve amendments to the Company’s 2003 Employee Stock Purchase Plan to increase the total number of shares authorized to be issued under the plan by 100,000 shares and make other amendments to the Plan;
3.	To ratify the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for Angeion for the fiscal year ending October 31, 2012; and
4.	To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

The Board of Directors has fixed the close of business on April 6, 2012 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

Since a majority of the outstanding shares of the Company's common stock must be represented either in person or by proxy to constitute a quorum for the conduct of business, please complete and submit your proxy.

By Order of the Board of Directors,

Mark W. Sheffert
Chairman of the Board of Directors

Saint Paul, Minnesota
April 11, 2012

ANGEION CORPORATION
350 Oak Grove Parkway
Saint Paul, Minnesota 55127-8599
______________________________

PROXY STATEMENT
______________________________

The Board of Directors of Angeion Corporation is soliciting proxies to be used at the Annual Meeting of Shareholders to be held on May 30, 2012, and at any adjournment and reconvening of the meeting. We first made this Proxy Statement and the Annual Report for the fiscal year ended October 31, 2011 available to our shareholders on or about April 17, 2012.

QUESTIONS AND ANSWERS ABOUT THE MEETING

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matters disclosed in the Notice of Annual Meeting of Shareholders that accompanies this Proxy Statement. These include the election of six directors, amendment of our 2003 Employee Stock Purchase Plan to increase the authorized shares, extend the term of the Purchase Plan and make other minor changes (“Purchase Plan Amendments”), and ratification of the appointment of Baker Tilly Virchow Krause, LLP (“Baker Tilly”) as our independent registered public accounting firm for the fiscal year ending October 31, 2012. We will also consider any other business that may properly be presented at the meeting, and management will report on Angeion’s performance during the last fiscal year and respond to questions from shareholders.

How does the Board recommend that I vote?

The Board of Directors recommends a vote “FOR” each of the nominees for director, “FOR” the Purchase Plan Amendments and “FOR” the ratification of the appointment of Baker Tilly.

Who is entitled to vote at the meeting?

If you were a shareholder of record at the close of business on April 6, 2012, you are entitled to vote at the meeting. As of the record date, 3,952,396 shares of common stock were outstanding and eligible to vote.

What is the difference between a shareholder of record and a street name holder?

If your shares are registered directly in your name, you are considered the “shareholder of record” with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, and your shares are held in street name. If you are a “street name holder” you will receive a voting instruction card, which appears very similar to a proxy card. Please complete that card as directed in order to ensure your shares are voted at the meeting.

What are the voting rights of the shareholders?

Holders of common stock are entitled to one vote per share. Therefore, a total of 3,952,396 votes are entitled to be cast at the meeting. There is no cumulative voting for the election of directors.

How many shares must be present to hold the meeting?

A quorum is necessary to hold the meeting and conduct business. The presence of shareholders who can direct the voting of at least a majority of the outstanding shares of common stock as of the record date is considered a quorum. A shareholder is counted as present at the meeting if the shareholder is present and votes in person at the meeting or the shareholder has properly submitted a proxy by mail, telephone or Internet.

How do I vote my shares?

If you are a shareholder of record, you may give a proxy to be voted at the meeting either:

•	electronically, by following the instructions provided in the Notice of Internet Availability of Proxy Materials or proxy card; or
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•	if you received printed proxy materials, you may also vote by mail or telephone as instructed on the proxy card.

If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or, if you received printed proxy materials, you may also vote by mail or telephone by following the instructions provided in the voting instruction card provided to you by your broker, bank, trustee or nominee. The telephone and Internet voting procedures have been set up for your convenience. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. You may also vote in person at the meeting as described in “May I vote my shares in person at the meeting?” below.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card?

It means you hold shares of Angeion stock in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or voting instruction card or, if you vote by telephone or via the Internet, vote once for each proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials you receive.

May I vote my shares in person at the meeting?

Yes. If you are a shareholder of record, you may vote your shares at the meeting by completing a ballot at the meeting. However, even if you currently plan to attend the meeting, we recommend that you submit your proxy ahead of time so that your vote will be counted if, for whatever reason, you later decide to not attend the meeting. If you hold your shares in street name, you may vote your shares in person at the meeting only if you obtain a signed proxy from your broker, bank, trustee or other nominee giving you the right to vote these shares at the meeting.

What vote is required for the proposals to be approved?

With respect to the election of directors, the six director nominees receiving the most votes for their election will be elected directors. With respect to the Purchase Plan Amendments and the ratification of the appointment of Baker Tilly as our independent registered public accounting firm, the affirmative vote of a majority of the shares of common stock represented and entitled to vote on the proposal, if those shares represent more than 25% of the shares outstanding on the record date.

How are votes counted?

Shareholders may either vote FOR or WITHHOLD authority to vote for each nominee for the Board of Directors. Shareholders may vote FOR, AGAINST or ABSTAIN on the Purchase Plan Amendments and on the ratification of the appointment of Baker Tilley.

If you vote ABSTAIN or WITHHOLD, your shares will be counted as present at the meeting for the purposes of determining a quorum. If you ABSTAIN from voting on a proposal, your abstention has the same effect as a vote against that proposal. If you WITHHOLD authority to vote for one or more of the nominees for director, this will have no effect on the election of any director from whom votes are withheld.

If you hold your shares in street name and do not provide voting instructions to your broker or nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange. Shares that constitute broker non-votes will be present at the meeting for the purpose of determining a quorum, but are not considered entitled to vote on the proposal in question. Your broker or nominee has discretionary authority to vote your shares on the ratification of Baker Tilly as our independent registered public accounting firm even if your broker or nominee does not receive voting instructions from you. Your broker or nominee may not vote your shares on the election of directors or the Purchase Plan Amendments without instructions from you.

What if I do not specify how I want my shares voted?

If you do not specify on your returned proxy card or voting instruction card (or when giving your proxy by telephone or via the Internet) how you want to vote your shares, we will vote them:

•	FOR all of the nominees for director;
•	FOR the Purchase Plan Amendments;
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•	FOR the ratification of the appointment of Baker Tilly as our independent registered public accounting firm for fiscal year ending October 31, 2012; and
•	with respect to such other matters that may properly come before the meeting, in accordance with the judgment of the persons named as proxies.

May I change my vote?

Yes. If you are a shareholder of record, you may change your vote and revoke your proxy at any time before it is voted at the meeting in any of the following ways:

•	by sending a written notice of revocation to our Corporate Secretary;
•	by submitting another properly signed proxy card at a later date to our Corporate Secretary;
•	by submitting another proxy by telephone or via the Internet at a later date; or
•	by voting in person at the meeting.

If you are a street name holder, please consult your broker, bank, trustee or nominee for instructions on how to change your vote.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the charges and expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners of shares held in street name.

We are soliciting proxies primarily by mail. In addition, proxies may be solicited by telephone or facsimile, or personally by our directors, officers and regular employees. These individuals will receive no compensation (other than their regular salaries) for these services.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of paper copies?

In accordance with rules adopted by the Securities and Exchange Commission (the "SEC"), we may furnish proxy materials to our shareholders by providing access to these documents on the Internet instead of mailing printed copies. In general, you will not receive printed copies of the materials unless you request them. Instead, we mailed you the Notice of Internet Availability of Proxy Materials (unless you have previously consented to electronic delivery or already requested to receive paper copies), which instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials explains how to submit your proxy over the Internet. If you would like to receive a paper copy or e-mail copy of the proxy materials, please follow the instructions provided in the Notice of Internet Availability of Proxy Materials.

How can a shareholder present a proposal at the 2013 Annual Meeting?

In order for a shareholder proposal to be considered for inclusion in our Proxy Statement for the 2013 Annual Meeting the written proposal must be received at our principal executive offices by the close of business on December 13, 2012. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

If a shareholder wishes to present a proposal at the 2013 Annual Meeting that would not be included in our Proxy Statement for that meeting, the shareholder must provide notice to us no later than February 28, 2013. Please contact the Corporate Secretary for a description of the steps to be taken to present such a proposal.

How can a shareholder get a copy of the Company's 2011 Report on Form 10-K?

Our 2011 Annual Report, including our Annual Report on Form 10-K for the year ended October 31, 2011, is available electronically with this Proxy Statement. The 2011 Annual Report, including our Form 10-K is also available in the Investor Relations page of our website, www.angeion.com. If requested, we will provide you copies of any exhibits to the Form 10-K upon payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request exhibits to the Form 10-K by writing to the Corporate Secretary, Angeion Corporation, 350 Oak Grove Parkway, Saint Paul, Minnesota 55127-8599.

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Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

Beneficial Ownership

The following table sets forth information regarding the beneficial ownership of the common stock as of April 6, 2012 by (i) each Named Executive Officer, director and nominee; and (ii) all directors, nominees and current executive officers of the Company as a group. Shares covered by stock option are included in the table below only to the extent that these options were exercisable within 60 days of April 6, 2012.

Shareholder	Shares Directly Owned(1)		Options Exercisable within 60 days	Number of Shares(1)	Percent of Class
Norman H. and Sandra F. Pessin 366 Madison Avenue -14th floor New York, New York 10017	340,899	(2)	—	340,899	8.6%
BlueLine Partners, LLC 4208 Equestrian Way Flower Mound, TX 75028	296,390	(3)	—	296,390	7.5%
Renaissance Technologies LLC 800 Third Avenue New York, New York 10022	221,840	(4)	—	221,840	5.6%
Gregg O. Lehman, Ph.D.**	45,078		—	45,078	1.1%

Philip I. Smith	2,223		30,000	32,223	*

Terrance J. Kapsen**	39,392		16,500	55,892	1.4%

Robert M. Wolf**	25,000		—	25,000	*

Larry R. Degen	—		—	—	*

John R. Baudhuin**	14,540		30,000	44,540	1.1%

Gregory W. Beasley**	11,262		—	11,262	*

Wendy D. Lynch, Ph.D.**	1,411		—	1,411	*

Robert E. Munzenrider**	18,401		—	18,401	*

Mark W. Sheffert**	12,401		—	12,401	*

Hendrik Struik	—		—	—	—

Rodney A. Young**	38,773		—	38,773	1.0%

All directors/nominees/current executive officers as a group (10 persons)	206,258		46,500	252,758	6.3%

___________________________________

*   Indicates ownership of less than one percent.

** Currently serves as executive officer or director of Angeion Corporation.

1.	Except as noted, all shares beneficially owned by each person as of the record date were owned of record, and each person had sole voting power and sole investment power for all such shares beneficially held. Shares directly owned includes the following shares represented by unvested restricted share grants: Gregg O. Lehman, Ph.D. – 21,435; Terrance J. Kapsen – 6,666; Robert M. Wolf – 25,000; John R. Baudhuin – 9,495; Gregory W. Beasley – 7,273; Wendy D. Lynch, Ph.D. – 1,411; Robert E. Munzenrider – 7,273; Mark W. Sheffert – 7,273; Rodney A. Young – 7,273 and all directors/current executive officers as a group – 93,099.
2.	Based on Schedule 13D filed with the SEC by Norman H. and Sandra F. Pessin on July 13, 2010.
3.	Based on Schedule 13D filed with the SEC by BlueLine Partners, LLC on August 23, 2010.
4.	Based on Schedule 13F-H filed with the SEC by Renaissance Technologies LLC on February 13, 2012.
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Proposal 1:
Election of Directors

The Company's Bylaws, as amended and restated, provide that the Board of Directors will consist of the number of members last elected by a majority vote of the shareholders or by the Board of Directors, which number shall not be less than three nor more than seven directors. The Board of Directors has currently set the number of directors at six. Six directors will be elected at the 2012 Annual Meeting. Each director will serve until the regular meeting of the shareholders or until a successor has been duly elected and qualified, unless the director retires, resigns, dies, or is removed. Vacancies on the Board of Directors and newly created directorships can be filled by vote of a majority of the directors then in office.

It is intended that proxies will be voted for the named nominees. Unless otherwise indicated, each nominee has been engaged in his or her present occupation as set forth below, or has been an officer with the organization indicated, for more than five years. The names and biographical information concerning the nominees are set forth below, based upon information furnished to the Company by the nominees. The nominees listed below have consented to serve if elected. If the nominee is unable to serve for any reason, the persons named on the Company’s proxy card may vote for a substitute nominee proposed by the Board, or the Board may reduce the number of directors to be elected.

Nominees for Election to the Board of Directors

Mark W. Sheffert, Chairman of the Board of Directors, is Chairman and Chief Executive Officer of Manchester Companies, Inc., a financial and management advisory firm that he founded in 1989. Prior to that, he was President of First Bank System, Inc., the country’s 8th largest bank holding company (now U.S. Bank), headquartered in Minneapolis, Minnesota. Additionally, prior to that he was President of North Central Insurance Company, a national life and health insurance company, headquartered in St. Paul, Minnesota. He currently serves as a director of Allina Health Systems, Inc., a $3.8 billion revenue diversified healthcare organization. He also serves as Chairman of the Board of Directors of BNC CORP, a public bank holding company. Mr. Sheffert also served as a director of Health Fitness Corporation from January 2001, and Chairman from May 2006 to March 2010, when Health Fitness Corporation was acquired by Trustmark Mutual Holding Company. Mr. Sheffert also served as a Chairman and a director of Medical Graphics Corporation from January 1997 to December 1999, when Medical Graphics Corporation was acquired by Angeion, and served as a director of Angeion from 2001 until October 2002. Mr. Sheffert has served on over 45 public, private and non−profit Boards of Directors over the last 25 years and was named one of Minnesota’s Outstanding Directors in 1999 and in 2009 was awarded The Lifetime Achievement Award for his Board service by the National Association of Corporate Directors. Mr. Sheffert holds a Masters of Science degree in Management (MSM) from The American College in Bryn Mawr, Pennsylvania and is a graduate from the University of Minnesota Carlson School – Executive Program (MEP). Mr. Sheffert is 64 years old and has been a director since September 1, 2010.

Mr. Sheffert’s extensive Board service, including serving as a Board Chair, Committee Chair and committee member, brings Angeion’s Board significant experience in public company governance and Board best practices, finance and mergers and acquisitions.

Gregg O. Lehman, Ph.D., President and Chief Executive Officer, has served as Chief Executive Officer and President of Angeion since July 14, 2011 and served as Interim Chief Executive Officer and President from May 2011. Dr. Lehman brings three decades of executive management and governance experience to Angeion including 20 years in the healthcare industry. Most recently, Dr. Lehman served as President, Chief Executive Officer and director for Health Fitness Corporation, a health and fitness center management company, from 2007 to 2010. Prior to that, Dr. Lehman held numerous senior−level positions in the medical and education industries including: Chief Executive Officer of Inspiris, Inc., a company providing care management for frail elderly patients; Chief Executive Officer of Gordon Health Solutions, Inc., which provides lifestyle and disease management programs to employers and health plans; Chief Executive Officer of the National Business Coalition on Health (NBCH) in Washington, D.C.; and President of Taylor University in Indiana. Dr. Lehman is 64 years old and has been a director since July 14, 2011.

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Dr. Lehman’s experience in executive management and governance, his knowledge of the healthcare industry, his personal relationships with key industry participants, as well as his role as the Company’s Chief Executive Officer gives him unique insights into our challenges, opportunities and operations.

John R. Baudhuin, director, is Chief Executive Officer of California−based Mad Dogg Athletics Inc. (MDA), an international health and fitness company that he founded in 1994. MDA manufactures, distributes and develops fitness products and related educational programs through its offices in the United States, Italy and the Netherlands. With over 200,000 certified instructors and 35,000 licensed facilities, the company’s SPINNING®, Peak Pilates®, Resist−a−ball® and Bodyblade® brands have a presence in over 80 countries worldwide. Prior to founding MDA, Mr. Baudhuin worked as a Certified Public Accountant for Los Angeles−based Duitch, Franklin & Company, where he provided a variety of accounting, tax, consulting and strategic planning services. Mr. Baudhuin is an active member of the Young Presidents Organization and holds a Masters in Business Administration (MBA) degree from Loyola Marymount University. Mr. Baudhuin is 49 years old and has been a director since 2007.

Mr. Baudhuin’s 16 years of experience as chief executive officer of a company manufacturing and distributing fitness products worldwide bring a strong perspective to the challenges Angeion faces as health and wellness issues continue as important factors in the Company’s market. As a former Certified Public Accountant, Mr. Baudhuin brings additional expertise to Angeion’s audit committee.

Robert E. Munzenrider, director, is the founder or co−founder of several e−commerce businesses. He is also the retired President of Harmon AutoGlass, a subsidiary of Apogee Enterprises, Inc., a national chain of retail automotive services and insurance claims processor, a position he held from 2000 to 2002. In 1999, Mr. Munzenrider served as Vice President and Chief Financial Officer of the Glass Services Segment of Apogee Enterprises. He also served during part of 1999 as Executive Vice President and Chief Financial Officer of Eliance Corp., an e−commerce transaction processor. From 1997 to 1998, Mr. Munzenrider served as Vice President and Chief Financial Officer of St. Jude Medical, Inc., a Fortune 500, international medical device manufacturing and marketing company. Since 2004, Mr. Munzenrider also has served as a member of the Board of Directors of Viad Corp, a company engaged in the convention services and travel services industry. Mr. Munzenrider is Chair of the Viad Corporate Governance and Nominating Committee, serves on its Audit Committee and serves as an audit committee financial expert for Viad. Mr. Munzenrider also served as a director of ATS Medical, Inc., a medical device manufacturer, from April 2003 until August 2010, as a director of Criticare Systems, Inc. from April 2007 until April 2008 and as director of CABG Medical, Inc., a medical device company from November 2004 until February 2006. In February 2011, Mr. Munzenrider joined the Board of Directors of Kips Bay Medical, Inc., a development stage medical device manufacturer, and currently serves as lead director, Chair of the Audit Committee, designated financial expert, Chair of the Governance and Nominating Committee and member of the Compensation Committee. Mr. Munzenrider holds a Bachelors of Science degree in Accounting (BSA) from the University of Montana. Mr. Munzenrider is 67 years old and has served as a director since September 1, 2010.

Mr. Munzenrider brings strong board governance, executive management and financial management experience to the Angeion Board. Mr. Munzenrider has held his CPA license since 1971 and has served in the position of chief financial officer for a majority of his professional career. He has also served on the boards and audit committees of a number of public companies and brings additional expertise to the Company as an audit committee financial expert.

Wendy D. Lynch, Ph.D., director, is currently Co-Director of the Center for Consumer Choice in Health Care at the Altarum Institute. Dr. Lynch also currently holds a position as Adjunct Associate Professor at the School of Nursing at Indiana University/Purdue University at Indianapolis and since 2002 has served as President of Lynch Consulting, Ltd, which provides multi-disciplinary consulting focusing on Human Capital Management, Health and Productivity, and Program Evaluation. Dr. Lynch has been making the connection between employee health and business outcomes for almost 20 years. Her career included roles as faculty at the University of Colorado Health Sciences Center, senior scientist at Health Decisions International, and principal and senior consultant at Mercer Human Resource Consulting. From 2006 through 2010, Dr. Lynch also served as executive director of an education and research foundation entitled the Health as Human Capital Foundation, a nonprofit, non−partisan think tank providing independent information for policy makers. Educated at the University of Colorado at Boulder, Dr. Lynch earned a doctorate in Research and Evaluation Methodology. Her work experience includes roles as consultant, author and educator. As a consultant, Dr. Lynch has applied her skills in research design and evaluation to several pivotal studies in the fields of health management, productivity assessment and human capital management that have resulted in more than 50 published studies and articles. Most recently, she co−authored the books, “Who Survives? How Benefits Cost are Killing your Company” and “Aligning Incentives, Information, and Choice: How to Optimize Health and Human Capital Performance.” Dr. Lynch is 50 years old.

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Dr. Lynch’s educational and healthcare background and experience bring a strong human capital perspective to the Board as Angeion seeks to expand beyond its traditional markets.

Hendrik Struik, nominee for director, most recently served as President, Chief Executive Officer and a director from March 2009 to January 2012 for Sarnova, a privately held $400 million Specialty Healthcare business serving the Acute Respiratory Market and the Emergency Medicine Market. Prior to his employment at Sarnova, Mr. Struik spent over 21 years in positions of increasing scope and responsibility at Cardinal Health and predecessor companies, including Allegiance Healthcare and Baxter Healthcare, serving as President of the Respiratory and Neurocare Division of Cardinal Heath from May 2007 until February 2009. Mr. Struik’s responsibilities have included overseeing sales, manufacturing and operations and well as acquisitions, divestitures and integration of companies and business units. Mr. Struik also has substantial experience in United States and European regulatory matters. Mr. Struik holds a Masters in Business Administration, Marketing and Finance from Kellogg Business School at Northwestern University. Mr. Struik is 45 years old.

Mr. Struik’s significant knowledge and work experience in the manufacture and sale of medical devices and in the health care market, his expertise in integrating businesses and managing all aspects of complex organizations, will bring substantial vision and experience to the Board.

Directors not Standing for Reelection

In addition to these nominees, current Angeion directors Rodney A. Young and Gregory W. Beasley each advised the Board of Directors they had chosen not to stand for re-election at the Angeion 2012 Annual Meeting of Shareholders. The Company would like to express its appreciation for the years of service Mr. Young and Mr. Beasley gave to Angeion.

The Board of Directors Recommends a Vote “For” the Election
of Each Nominee to the Board of Directors

Proposal 2:
Approval of Amendments to the
Angeion Corporation 2003 Employee Stock Purchase Plan

Introduction

The shareholders of the Company approved the Angeion Corporation 2003 Employee Stock Purchase Plan (the “Purchase Plan”) on May 14, 2003. The Purchase Plan is designed to encourage stock ownership by all eligible employees of the Company and to provide an incentive to employees to remain in employment, improve operations, increase profits and contribute more significantly to the Company’s success.

On February 24, 2012, the Company’s Board of Directors approved amendments to the Purchase Plan, subject to shareholder approval, to increase the number of shares authorized for issuance under the Purchase Plan, conform the Purchase Plan to recent changes to the regulations under Section 423 of the Internal Revenue Code, and extend the term of Purchase Plan by five years to December 31, 2018.

Proposed Amendments to Purchase Plan

The Purchase Plan currently authorizes the issuance of 100,000 shares of common stock pursuant to options granted pursuant to its terms. At the end of fiscal 2011, the Company had issued 50,360 of the 100,000 authorized shares. On March 24, 2012, the Board of Directors approved amendments of the Purchase Plan, subject to the ratification and approval by the shareholders, to increase the total number of shares available under the Purchase Plan by 100,000 shares to a total of 200,000 shares and extend its term to December 31, 2018. Other proposed amendments to the Purchase Plan would (i) set a minimum payroll deduction of $10 per payroll period, (ii) provide that ongoing participation in the Purchase Plan would continue automatically from one phase to the next phase, and (iii) allow the Committee to exclude participation by one or more of the groups described below, if the Committee believed it appropriate.

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The Board of Directors believes that the Purchase Plan has provided material benefits to the Company and its employees and deems it prudent to increase the shares available for grant under the Purchase Plan by 100,000 shares and extend its term to December 31, 2018, and make the other changes described above to enable the continued grant of options and exercise of options pursuant to the terms and conditions of the Plan.

Summary of Terms of Purchase Plan

The following is a brief summary of the Purchase Plan under the proposed amendments. This summary is qualified in its entirety by reference to the full text of the Purchase Plan, as proposed to be amended, which has been filed with the SEC as an Appendix to this Proxy Statement.

The Purchase Plan is administered by a Committee consisting of not less than two members who are appointed by the Board of Directors. Each member of the Committee must be a director, officer or an employee of the Company. The Purchase Plan commenced on January 1, 2003 and has been carried out in successive six-month phases, with phases commencing on or about the first day of January and July in each year. The Company believes that the Purchase Plan is a “qualified” plan under Section 423 of the Internal Revenue Code. Under the Internal Revenue Code, no income will result to a grantee of an option upon the granting or exercise of an option, and no deduction will be allowed to the Company. The gain, if any, resulting from a disposition of the shares received by a Participant, will be reported according to the provisions of Section 423 of the Internal Revenue Code, and will be taxed in part as ordinary income and in part as capital gain, depending on the date of disposition.

Eligible employees may voluntarily elect to participate in the Purchase Plan by completing a payroll deduction authorization form provided by the Company and delivering it to the Company or its designated representative prior to the commencement date of any phase of the Purchase Plan. Payroll deductions are limited to 10% of a Participant’s base pay for the term of the Phase of the Plan, but must be at least $10 per pay period.

A Participant who is employed by the Company as of the commencement date of a phase of the Purchase Plan will be granted an option as of such date to purchase a number of full shares of Company common stock to be determined by dividing (i) the total amount to be credited to that Participant’s account through payroll contributions by (ii) the option price, subject to certain limitations outlined in the Purchase Plan. A Participant’s option for the purchase of shares is exercised automatically on the termination date of the phase of the Purchase Plan, unless a Participant gives written notice to the Company prior to such date as to an election not to exercise. A Participant may, at any time prior to the termination date of a phase, give written notice to the Company that he or she does not wish to continue to participate in the Plan. Upon receipt of such notice, all payroll deductions credited to the Participant’s account will be refunded without interest and no further payroll deductions will be made during that phase of the Plan.

Any employee, including an officer of the Company (who is not a 5% or more shareholder) who, at least one day prior to the commencement date of a phase of the Plan, is customarily employed by the Company for more than 15 hours per week, is eligible to participate in the Plan. The Company may also choose to further exclude one or more of the following categories of employees, so long as the exclusions are applied in an identical manner:

•	Employees employed less than two years;
•	Employees whose customary employment is 20 hours or less per week;
•	Employees whose customary employment is not more than five months a calendar year;
•	Highly compensated employees (as defined in Code Reg. § 1.423-2(e)); and
•	Employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) if the grant of the option is prohibited under the laws of such foreign jurisdiction, or if the compliance with the laws of the foreign jurisdiction would cause the Plan to violate Code § 423 and the regulations promulgated thereunder.

The Board of Directors deems it prudent to adopt these and other technical proposed amendments to comply with certain tax law regulatory changes and follow best practices in administration of the Purchase Plan. Upon shareholder approval of these amendments, the Purchase Plan will be known as the Angeion Corporation Restated 2003 Employee Stock Purchase Plan.

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Registration with SEC

The Company has filed a Registration Statement on Form S-8 with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, covering all shares authorized for issuance under the Plan and will file a Registration Statement covering the additional 100,000 shares authorized for issuance under the Purchase Plan, as amended.

Vote Required

The affirmative vote of a majority of the outstanding shares of the Company’s common stock present and entitled to vote on this matter is required for approval of the proposed amendments to the Purchase Plan.

The Board of Directors Recommends a Vote “FOR” Approval
of the Amendments to the Angeion Corporation 2003 Employee Stock Purchase Plan

Proposal 3:
Ratification of the Appointment of
Independent Registered Public Accounting Firm

General Information

The Board of Directors recommends that the shareholders ratify the appointment of Baker Tilly Virchow Krause, LLP (“Baker Tilly”) as the independent registered public accounting firm for Angeion Corporation for the fiscal year ending October 31, 2012. Baker Tilly provided services in connection with the audit of our consolidated financial statements for the years ended October 31, 2008 through 2011.

The Company expects representatives of Baker Tilly to be present at the Annual Meeting of Shareholders and these representatives will have the opportunity to make a statement if they desire to do so. In addition, these representatives will be available to respond to appropriate questions.

During the two fiscal years ended October 31, 2011, there were no: (1) disagreements with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events. The audit reports of Baker Tilly on the consolidated financial statements of Angeion Corporation as of and for the years ended October 31, 2011 and 2010 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

Audit Fees

The following table presents fees for professional audit services and all other fees rendered by Baker Tilly for the audits of the Company’s consolidated financial statements for the years ended October 31, 2011 and 2010, respectively:

	Year Ended October 31, 2011	Year Ended October 31, 2010
Audit fees	$120,000	$120,000
Audit-related fees	11,000	8,000
Tax compliance fees	24,000	18,000
All other fees	—	—
	$155,000	$146,000

___________________________

Audit Fees

Audit fees are fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of the interim financial statements included in quarterly reports.

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Audit-Related Fees

Audit-related fees are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” The audit-related fees for fiscal 2011 and 2010 included $8,000 in each year related to the audit of the Company’s 401(k) Savings Plan and $3,000 in fiscal 2011 related to consultation on other audit-related matters.

Tax Fees

Tax fees are fees billed for professional services for tax compliance and tax advice. The $24,000 and $18,000 paid for tax compliance fees is related to tax compliance services provided by Baker Tilly during fiscal 2011 and 2010, respectively.

All Other Fees

All other fees are fees for products and services other than the services reported above.

Independence

The Audit Committee of the Board has determined that the provision of the services described above is compatible with maintaining the independence of Baker Tilly as independent registered public accounting firm.

Audit Committee Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

The Audit Committee annually approves the scope and fees payable for the year-end audit to be performed by the independent registered public accounting firm for the next fiscal year. The Audit Committee is required to pre-approve audit and non-audit services performed by the independent registered public accounting firm in order to ensure that the provision of these services does not impair the independent registered public accounting firm’s independence. The Audit Committee does not delegate to management, its responsibilities to pre-approve services performed by the independent registered public accounting firm. The Audit Committee pre-approved all services the Company received from Baker Tilly during the years ended October 31, 2011 and 2010.

The Board of Directors Recommends a Vote “For” Ratification of the Appointment of Baker Tilly Virchow Krause, LLP as independent registered public accounting firm for the fiscal year ending October 31, 2012.

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CORPORATE GOVERNANCE

General

The Board of Directors is committed to sound and effective corporate governance practices. We continue to review our governance policies and practices, the provisions of the Sarbanes-Oxley Act of 2002 rules of the Securities and Exchange Commission (“SEC”) and the listing standards of The Nasdaq Stock Market (“Nasdaq”), and have implemented policies and taken actions to ensure compliance with the rules and regulations applicable to the Company.

Code of Ethics and Business Conduct

The Board of Directors has adopted a Code of Ethics and Business Conduct applicable to all of the Company's officers, directors, employees and consultants that establishes guidelines for professional and ethical conduct in the workplace. The Code also contains a special set of guidelines applicable to the Company's senior financial officers, including the chief executive officer, chief financial officer, principal accounting officer, and others involved in the preparation of the Company's financial reports, that are intended to ensure the ethical handling of conflicts of interest, full and fair disclosure in periodic reports filed by the Company and compliance with laws, rules and regulations concerning such periodic reporting.

We currently make our governance policies and procedures, as well as our current committee charters, available to the public on our website: www.angeion.com.

The Board, Board Committees and Meetings

Meeting Attendance. The Board of Directors meets regularly during the year to review matters affecting the Company and to act on matters requiring Board approval. Each of our directors is expected to make a reasonable effort to attend all meetings of the Board, applicable committee meetings and our annual meeting of shareholders. During the fiscal year ended October 31, 2011, the Board of Directors held regular and special meetings. Each of the directors attended at least 75% of the meetings of the Board and committees on which that director served. At its regularly scheduled Board meetings, the Company’s directors meet in executive session without the chief executive officer present.

Committees of the Board of Directors. The Board of Directors has established an Audit Committee, Compensation Committee and a Governance/Nominating Committee. The composition and function of each Committee is set forth below:

Director	Audit	Compensation	Governance/ Nominating
John R. Baudhuin	Member	Chair	Member
Gregory W. Beasley		Member
Wendy D. Lynch, Ph.D. (1)		Member
Robert E. Munzenrider	Chair	Member	Member
Mark W. Sheffert	Member		Member
Gregg O. Lehman, Ph.D.			Member(2)
Rodney A. Young

(1) Dr. Lynch was appointed to the Board and joined the Compensation Committee in March 2012.

(2) Dr. Lehman serves as an ex-officio member of the Governance/Nominating Committee, but pursuant to Nasdaq Rule 5600(e), Dr. Lehman does not participate in the Committee’s recommendation of nominees for election to the Board of Directors.

___________________________

Audit Committee. The Audit Committee operates under a written charter adopted as amended May 26, 2011. The Audit Committee reviews the Company’s internal control structure and financial reporting activities, reviews the scope of the annual audit, reviews non-audit services performed by the independent registered public accounting firm to determine and maintain auditor independence, selects the Company’s independent registered public accounting firm, reviews the Company’s audited consolidated financial statements prior to release to the public and conducts discussions with the Company’s independent registered public accounting firm each quarter in connection with their quarterly review. Baker Tilly, the Company’s independent registered public accounting firm, reports directly to the Audit Committee. Each of the members of the Audit Committee is independent as defined by the rules of the Nasdaq Stock Market and the SEC. The Company’s Board of Directors has reviewed the education, experience and other qualifications of each of the members of its Audit Committee. After review, the Board of Directors has determined that Robert E. Munzenrider qualifies as an audit committee financial expert to meet the SEC definition of an “audit committee financial expert.” The Audit Committee held five meetings during fiscal 2011. The Charter of the Audit Committee is posted on the Company’s website at www.angeion.com.

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Compensation Committee. The Compensation Committee operates under a written charter as amended August 31, 2011. Among other duties, the Compensation Committee reviews compensation of the Company’s officers for fairness and competitiveness, determines the necessity for, and content of, any officer employment contracts, advises and recommends incentives in the form of overall corporate bonus plans and determines bonuses and grants of stock options for the Company’s officers, and reviews the performance of the Company’s chief executive officer. The Compensation Committee also has the authority to make awards under, and adopt and alter administrative rules and practices governing, the Company’s qualified or unqualified benefits plans, including the Company’s 2007 Stock Incentive Plan. The charter of the Compensation Committee requires that this Committee consist of no fewer than two board members who satisfy the requirements of the Nasdaq Stock Market, the “non-employee director” requirements of Section 16b-3 of the Securities Exchange Act of 1934, and the “outside director” requirements of Section 162(m) of the Internal Revenue Code. Each member of the Company’s Compensation Committee meets these requirements. The Compensation Committee held seven meetings during fiscal 2011. The Charter of the Compensation Committee is posted on the Company’s website at www.angeion.com.

Governance/Nominating Committee. The Governance/Nominating Committee is responsible for reviewing the size and composition of the Board, identifying individuals qualified to become Board members, recommending to the Board of Directors nominees to be elected at the annual meeting of shareholders, reviewing the size and composition of Board committees, facilitating Board self-assessment and reviewing and advising on regarding strategic direction and strategic management. The Committee operates under a charter approved by the Board as amended February 24, 2012, and each of its members, other than Dr. Lehman who serves as an ex-officio member, is independent under Nasdaq listing standards. The Governance/Nominating Committee held one meeting during fiscal 2011, as part of a regularly scheduled Board meeting. The Charter of the Governance/Nominating Committee and the Angeion Corporation Governance Guidelines are posted on the Company’s website at www.angeion.com.

Director Independence

The Board of Directors has reviewed director independence guidelines in a manner consistent with the definitions of “independence” set forth in SEC Rule 10A-3 under the Securities Exchange Act of 1934 and the rules of the Nasdaq Stock Market. In accordance with these guidelines, the Board of Directors has reviewed and considered facts and circumstances relevant to the independence of each director and director nominee and has determined that directors Baudhuin, Lynch, Munzenrider and Sheffert are “independent” under SEC Rule 10A-3 and directors Baudhuin, Beasley, Lynch, Munzenrider and Sheffert are “independent directors” under the rules of the Nasdaq Stock Market.

Director Nominations

The Governance/Nominating Committee of the Board of Directors is responsible for considering and selecting the nominees for election as directors at annual shareholder meetings. The Board believes a nominee should possess the highest level of professional and personal ethics and values, be free of any material conflict of interest with respect to board service, have broad experience at the policy-making level, have the ability to provide insight and practical wisdom based on experience and expertise, be an “independent director” as defined by the rules of the SEC and the Nasdaq Stock Market, be able to understand and relate to the culture of the Company, have sufficient time to properly discharge the duties associated with serving as a director, and have experience and knowledge that will enhance or maintain a diversity of business background among board members.

In addition, the Board believes that one or more of the Company’s directors should possess certain specific qualities or skills. These include, among others, experience with publicly held companies, an understanding and background in corporate management, experience in the medical device industry, new product development experience, marketing experience, strategic planning experience, experience in mergers and acquisitions and integration, and accounting and financial experience including for at least one director, the background and experience necessary to qualify as an “audit committee financial expert” as defined by the SEC.

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The Committee does not have a formal policy regarding diversity. Nevertheless, in making its recommendations, in addition to minimum requirements of integrity, ability to make independent analytical inquiries, personal health and a willingness to devote adequate time and effort to Board responsibilities, the Committee seeks to have a Board that reflects diversity in background, education, business experience, skills, business relationships and associations and other factors that will contribute to the Board’s governance of the Company.

The Board’s Governance/Nominating Committee is comprised of independent directors who serve as the standing committee responsible for considering and recommending director nominees to the Board of Directors. The Governance/Nominating Committee will consider qualified candidates for director that are submitted by our shareholders. Shareholders can submit qualified candidates, together with appropriate biographical information, to the Governance/Nominating Committee at: Angeion Corporation, 350 Oak Grove Parkway, Saint Paul, Minnesota 55127-8599. Submissions will be forwarded to the Governance/Nominating Committee for review and consideration. Any Shareholder desiring to submit a director candidate for consideration at our 2013 Annual Meeting of Shareholders must ensure that the submission is received by the Company no later than October 31, 2012 in order to provide adequate time for the Governance/Nominating Committee to properly consider the candidate.

Board Leadership

The Board does not have a formal policy regarding the separation of the roles of CEO and Chairman of the Board; however, the Board has determined that it is in the best interest of the Company’s shareholders for the roles of Chairman and CEO to be separated. The current CEO, Gregg O. Lehman, Ph.D., is a member of the Board, while Mark W. Sheffert serves as Chairman of the Board of Directors. Under this structure, the Chairman, in collaboration with other non-employee directors, takes an active role in establishing the Board’s governance practices, including setting Board meeting agendas, establishing Board priorities and establishing processes and procedures, while the CEO is able to focus on the execution of the Company’s strategies, achievement of its goals and management of the Company’s day-to-day operations.

Board Oversight of Risk Management

Angeion faces a variety of risks, including operational risk, financial risk, compliance risk, legal risk, risk to its reputation and IT risk. To date, the Board has informally discharged its responsibility for oversight of risk management both directly and through the Audit Committee. In addition, the Board encourages management to incorporate risk management considerations into the Company's strategies and day-to-day business operations. The Board has directed the Audit Committee to take a more active role in the oversight and risk management within the Company.

Contacting the Board of Directors

Any shareholder who desires to contact our Board of Directors may do so by writing to the Board of Directors, generally, or to an individual director at Angeion Corporation, 350 Oak Grove Parkway, Saint Paul, Minnesota 55127-8599. Communications received electronically or in writing are distributed to the full Board of Directors, a committee or an individual director, as appropriate, depending on the facts and circumstances described in the communication received. Shareholders may also communicate with members of the Board by sending an e-mail to investor@angeion.com.

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EXECUTIVE COMPENSATION

Executive Compensation Philosophy and Objectives of Compensation Program

Our philosophy with respect to the compensation of Executive Officers is based upon the following principles established by the Compensation Committee:

Executive Compensation Policy

Executive talent and performance are critical to the success of the Company. Executive compensation at Angeion Corporation is designed to provide a competitive compensation opportunity relative to similar medical instrument and device companies, in a manner aligned with business performance and shareholder returns. The Company uses base salaries, an annual incentive plan and equity grants to accomplish these objectives, and performs regular benchmarking analyses against comparable companies to anchor its practices firmly in the competitive market. The Company makes minimal use of perquisites in Executive Compensation. When assessing the market competitiveness of our compensation programs, we review third-party surveys and publicly available data relating to a specific group of companies.

Base Salary

The Company has adopted a policy that Base Salaries would be administered in a range set around the median of comparable companies, based primarily on individual experience, performance against objectives and other contributions, while taking into account the overall financial health of the Company.

Annual Incentive Plan

The Company’s 2011 annual incentives were linked to achievement of key business objectives through the establishment of the 2011 Incentive Plan described below. Payouts were available under the 2011 Incentive Plan when threshold performance goals, established by the Board, were met. Upon achievement of all business objectives for a year, payouts are intended to be competitive in the industry. Substantial overachievement against all performance-based goals established by the Board creates a payout opportunity around the upper quartile of comparable companies.

Equity Compensation

Different forms of equity are used to directly align executive compensation with overall shareholder returns while managing expense and dilution of common shareholders. The Company’s equity compensation practices are designed to be around median in the industry over time, and provide significant compensation opportunities above the median only in conjunction with substantial shareholder returns on a sustained basis. The Company currently primarily uses restricted stock awards, and also performance shares in the case of the chief executive officer, to accomplish equity compensation objectives.

Disclosure

The Company is committed to fair and full public disclosure of all compensation matters for its executive officers and for all equity compensation plans. The Company will not disclose any specific business goals related to its incentive plan that could be used by competitors.

All of our compensation programs are designed to attract and retain key employees, motivating them to achieve and rewarding them for superior performance. Our programs are geared to short and longer-term performance with the goal of increasing shareholder value over the long term. Executive compensation programs affect all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe the performance of every employee is important to our success, we are mindful of the effect of executive compensation and incentive programs on all of our employees.

We believe that the compensation of our executives should reflect their success as a management team, rather than individuals, in attaining key operating objectives, such as growth of sales, growth of operating earnings and earnings per share and growth or maintenance of market share and long-term competitive advantage, and ultimately, in attaining an increased market price for our stock. We believe that the performance of the executives in managing our company, considered in light of general economic and specific company, industry and competitive conditions, should be the basis for determining their overall compensation. We also believe that their compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of the Company by our executives. We seek to have the long-term performance of our stock reflected in executive compensation through our stock option and other equity incentive programs.

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Overview of Compensation Process

Elements of In-Service Compensation and Relationship to Objectives

We also provide the executive officers and other members of management with other benefits available to our employees generally, such as health, life, dental and disability insurance and participation in a 401(k) Plan.

Determining Executive Compensation and Design of Compensation Programs

It has been the practice of our Compensation Committee to review, at the beginning of the fiscal year, the elements of the executive officers’ total compensation and compare the compensation of the executive officers with the compensation of officers performing comparable functions in their peer comparison group. Based upon this analysis, base salaries for our executive officers are reviewed and set at the first regularly scheduled meeting of our Compensation Committee and then recommended to the Full Board. Due to several transitions in our chief executive officer position in fiscal 2011, this process has been delayed in fiscal 2012 and may occur later in the year.

In setting base salaries, our chief executive officer makes compensation recommendations to the Compensation Committee with respect to the executive officers and other member of management who report to him, including the establishment of incentive plans. These executive officers are not present at the time of these deliberations.

Consistent with its overall compensation philosophy, the Compensation Committee recommended and the Board approved and adopted the 2011 Incentive Plan described below. The 2011 Incentive Plan provided for the payment of cash compensation to eligible employees, including the Company’s executive officers, upon achievement of predetermined objectives.

Establishment of 2011 Incentive Plan

On March 16, 2011, the Compensation Committee approved the establishment of the Company’s management cash incentive plan for 2011 (the “2011 Incentive Plan”) and set the incentive pay opportunities under the 2011 Incentive Plan for the Company’s executive officers: President and Chief Executive Officer Philip I. Smith, Executive Vice President Terrance J. Kapsen, and Interim Chief Financial Officer Larry R. Degen. The 2011 annual performance goals for each of these three officers were related to revenues, earnings before interest and taxes (“EBIT”), and attainment of personal goals. Mr. Smith’s were based 35% on revenues, 35% on EBIT, and 30% on the attainment of personal goals developed by the Compensation Committee and Mr. Smith. If Mr. Smith achieved target at revenue and EBIT and attained the personal goals, he would receive an incentive plan cash payment equal to 50% of his base salary. In the case of Mr. Kapsen and Mr. Degen, the payouts were based 25% on revenues, 25% on EBIT, and 50% on the attainment of personal goals. If Mr. Kapsen and Mr. Degen achieved target at revenue and EBIT and attained their respective personal goals, they would receive incentive plan cash payments equal to 25% of their base salaries. Under the 2011 Incentive Plan, the Company must achieve threshold in each of revenue and EBIT before any incentive payments are earned by these officers. In addition, if the Company exceeded either or both of the revenue and EBIT targets, the percentage of payout for each of the revenue and EBIT components could increase from 35% to 43.75% in the case of Mr. Smith and from 25% to 31.25% in the case of Mr. Kapsen and Mr. Degen, so that their percentage payouts may exceed 100%. The Board of Directors retained discretion under the 2011 Incentive Plan to pay incentive plan cash payments in amount higher or lower than those that would otherwise due under the plan. In addition, all incentive payments are subject to “clawback” to the extent required by federal law.

When Robert M. Wolf became Chief Financial Officer in May 2011, and Dr. Lehman replaced Mr. Smith as Chief Executive Officer and President, each became eligible to participate in the 2011 Incentive Plan on a pro rata basis. In the third quarter fiscal 2011, the Compensation Committee removed the attainment of personal goals portion of the plan so that payouts would be based solely upon achievement of revenues (50%) and EBIT (50%). There were a threshold, a target and a maximum for each of the two measurements under the 2011 Incentive Plan, as amended. Approximately 25 employees were eligible to participate in the 2011 Incentive Plan. Although the Company exceeded threshold in revenue, it did not achieve threshold in EBIT and no payouts were made under the 2011 Incentive Plan.

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Use of Compensation Consultant

Under the Compensation Committee’s charter, the Committee has the authority to retain, at the Company’s expense, independent counsel or other advisers as it deems necessary to carry out its responsibilities. During fiscal 2011, the Compensation Committee engaged Group 21 to advise it with respect to a number of matters, including formulating the Company’s incentive compensation plan, determining the appropriate level of restricted stock grants for employees, determining the appropriate compensation level and elements of compensation for Dr. Lehman when he became chief executive officer, establishing the appropriate level of, and composition of, non-employee director compensation, and the establishment of share ownership guidelines. The engagement of Group 21 was recommended by the Company Board of Directors and Group 21 reported directly to the Compensation Committee.

Accounting and Tax Considerations

We have structured our compensation program to comply with Internal Revenue Code Sections 162(m) and 409A. Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and these benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive officer is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income. We have no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.

Equity Granting Process

Traditionally, we have granted stock awards to our executive officers and other key salaried employees in conjunction with the review of the individual performance of our executive officers. We issued restricted stock grants to each of Mr. Smith, Dr. Lehman and Mr. Wolf in fiscal 2011. Traditionally, the Company has issued stock options or restricted stock grants in connection with the appointment of new executive officers, effective as of the first day of employment. These regular and new-hire grants of stock awards are approved in advance by the Compensation Committee or the Board of Directors. The Compensation Committee’s policy is to grant all equity awards under shareholder-approved equity compensation plans, such as our 2007 Stock Incentive Plan.

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Summary of Cash and Certain Other Compensation

The following table shows information concerning compensation earned for services in all capacities during the fiscal year for (i) Gregg O. Lehman, Ph.D., President and Chief Executive Officer, (ii) Philip I. Smith, former President and Chief Executive Officer, (iii) Rodney A. Young, former President and Chief Executive Officer, (iv) Terrance J. Kapsen, Executive Vice President, (v) Robert M. Wolf, Senior Vice President and Chief Financial Officer, and (vi) Larry R. Degen, former Interim Chief Financial Officer (together referred to as our “Named Executive Officers”) for the fiscal years ended October 31, 2011 and 2010.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Non-Employee Director Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)(1)
Gregg O. Lehman, Ph.D., President and Chief Executive Officer(3)	2011	135,731	–	97,101	–	–	46,097	278,929

Philip I. Smith President and Chief Executive Officer(4)	2011	116,000	–	152,000	–	6,042	177,184	451,226

Rodney A. Young President and Chief Executive Officer(5)	2011	66,550	–	32,001	–	30,083	495,206	623,850
	2010	314,600	–	–	180,000	–	20,304	514,904

Terrance J. Kapsen Executive Vice President(6)	2011	200,000	–	–	–	–	27,263	227,263
	2010	194,145	–	–	61,248	–	23,883	279,276

Robert M. Wolf Senior Vice President and Chief Financial Officer(7)	2011	84,615	–	116,750	–	–	6,001	207,366

Larry R. Degen Interim Chief Financial Officer(8)	2011	135,000	20,000	–	–	–	8,333	163,333
	2010	56,385	–	–	20,671	–	5,534	82,590

_________________________

The Company did not grant any stock options to executive officers in 2011 or 2010. The Company does not have a nonqualified deferred compensation plan. Accordingly, these columns have been omitted from the Summary Compensation Table.

1.	Gregg O. Lehman, Ph.D., Phillip I. Smith, and Robert M. Wolf were awarded restricted stock awards in 2011 in the amount of 21,435, 25,000 and 25,000 shares, respectively, vesting over a three-year period. Philip I. Smith was also granted 10,000 performance stock awards. The tabled amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Both of Mr. Smith’s awards lapsed at the time of his termination and the total compensation for Mr. Smith, excluding the value of the lapsed awards was $299,226.
2.	Represents amounts payable under the 2010 Bonus Plan. Mr. Kapsen was paid $61,248 and Mr. Degen was paid $20,671 under the Angeion 2010 Bonus Plan. In connection with the mutual separation and termination agreement dated as of December 15, 2010, between the Company and Mr. Young, the Company agreed to pay Mr. Young a bonus of $180,000 in lieu of amounts that otherwise may have accrued under the Angeion 2010 Bonus Plan and any other bonus plan of the Company. No amounts were paid or payable to any employee under the 2011 Incentive Plan.
3.	Dr. Lehman joined Angeion in May 2011 as Interim Chief Executive Officer and was named President and Chief Executive Officer on July 14, 2011.
4.	Mr. Smith joined Angeion as an employee on December 15, 2010 and became President and Chief Executive Officer effective January 1, 2011, serving until his separation on May 25, 2011. He earned non-employee director fees for director service prior to his employment. Other compensation includes $5,343 and $166,054 for unpaid accrued time off and termination benefits, respectively.
5.	Mr. Young served as President and Chief Executive officer until he stepped down on December 31, 2010. Non-employee director fees and stock awards listed included for 2011, each as described in Notes 1 and 2 to the table in “Director Compensation” below, were earned for director service after his employment ended. Other compensation for 2011 includes $36,300 for unpaid accrued time off and $334,583 for separation benefits paid through October 31, 2011 (including $60,000 related to 10 months of the 18-month consulting agreement included in the mutual separation and termination agreement dated as of December 15, 2010).
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6.	Mr. Kapsen was appointed as an executive officer in December 2009.
7.	Mr. Wolf joined Angeion May 16, 2011 as Senior Vice President and Chief Financial Officer.
8.	Mr. Degen joined Angeion in May 2010 and was named Interim Chief Financial Officer July 9, 2010 serving until May 15, 2011. Salary for 2011 shown for Mr. Degen includes salary for the full fiscal year in all capacities served. Mr. Degen received a discretionary bonus of $20,000 in 2011, not as a part of a formal incentive plan.

Outstanding Equity Awards as of October 31, 2011

The following table sets forth certain information concerning equity awards outstanding to the Named Executive Officers at October 31, 2011:

Outstanding Equity Awards at Fiscal Year-End
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Dr. Lehman(1)	–	–	–	–	–	21,435	99,030

Mr. Smith	–	–	–	–	–	–	–

Mr. Young	–	–	–	–	–	–	–

Mr. Kapsen(2)	7,500	–	–	2.00	10/6/2013	6,666	30,797
	10,000	–	–	2.53	9/14/2015	–	–
	4,500	–	–	5.08	5/25/2016	–	–
	865	–	–	6.60	8/21/2014	–	–
	11,135	–	–	7.86	10/30/2014	–	–

Mr. Wolf(3)	–	–	–	–	–	25,000	115,500

Mr. Degen	–	–	–	–	–	–	–

__________________________

The first two columns represent the total number of securities underlying unexercised options, both exercisable and unexercisable, that were outstanding as of October 31, 2011. The sixth column represents the total number of securities subject to time-based vesting whose vesting periods are not yet completed.

1.	Outstanding Stock Awards for Dr. Lehman vest as follows: 7,145 shares on each of July 14, 2012, 2013 and 2014.
2.	Outstanding Stock Awards for Mr. Kapsen vest as on June 3, 2012.
3.	Outstanding Stock Awards for Mr. Wolf vest as follows: 8,333, 8,334 and 8,333 shares on May 16, 2012, 2013 and 2014, respectively.

Director Compensation

The following table sets forth certain information regarding the compensation the Company paid to its non-employee directors for services rendered during the fiscal year ended October 31, 2011.

Name	Fees Earned or Paid in Cash ($)(1)	StockAwards ($)(2)	All Other Compensation ($)	Total ($)
Mr. Baudhuin	52,625	32,001	–	84,626
Mr. Beasley(3)	39,750	50,670	119,950	210,370
Mr. Munzenrider	54,750	56,000	–	110,750
Mr. Sheffert	59,000	56,000	–	115,000
Mr. Shuda(4)	22,417	–	–	22,417

___________________________

The Company does not have non-equity incentive plans or nonqualified deferred compensation plans for non-employee directors. Accordingly, these columns have been omitted from the Director Compensation Table. In addition, Rodney A. Young and Philip I. Smith served as non-employee directors of the Company in fiscal 2011. All amounts paid to them as non-employee directors are included in the Summary Compensation Table, above.

1.	For periods prior to May 1, 2011, each non-employee director received an annual retainer of $16,000 ($4,000 per quarter) and a meeting fee of $1,500 for each board meeting attended and $1,000 for each committee meeting attended. For periods subsequent to May 1, 2011, each non-employee director receives an annual retainer of $20,000 ($5,000 per quarter) and a meeting fee of $1,750 ($2,750 for Board chair) for each board meeting attended and $1,250 for each committee meeting attended. For periods prior to May 11, 2011, committee chairs were paid annual retainers as follows: Board chair, $10,000; all other committee chairs, $7,000. For periods subsequent to May 1, 2011, committee chairs are paid annual retainers as follows: Board chair - $25,000; audit committee chair - $10,000 and compensation committee chair - $7,500.
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2.	On April 11, 2011, directors Sheffert, Munzenrider and Beasley were granted restricted stock awards for service periods prorated from the date of their appointment to the May 2011 annual meeting date, which shares became fully vested on October 31, 2011. In addition, all listed directors (and Mr. Young listed in the Summary Compensation Table, above) received grants of 7,273 valued here at $32,001 as a portion of their current year board compensation. These grants will fully vest at the earlier of May 25, 2012 or the 2012 Annual Meeting date. The value shown is the number of shares awarded valued at the market price on its grant date, in all cases computed in accordance with Topic 718.
3.	In addition to his board service, Mr. Beasley served as consultant to the Company in relation to strategy and market-testing efforts on New Leaf products. In that capacity, Mr. Beasley was paid $119,950 and had expenses of $65,863 reimbursed related to his efforts. Amounts related to that service are included in All Other Compensation. “Certain Relationships and Related Transactions.” Mr. Beasley’s consulting arrangement ended in fiscal 2011.
4.	Scott A. Shuda, Managing Director and Co-founder of BlueLine Partners, LLC, served as a Company director until May 26, 2011 when his term expired.

Compensation of Officers and Related Matters

Gregg O. Lehman, Ph.D.–Letter Agreement and Change-in-Control Agreement

The Company entered into a letter agreement on May 24, 2011, with Dr. Lehman as Interim Chief Executive Officer under which Dr. Lehman received an annual base salary of $320,000. The Company subsequently entered into an addendum to that letter agreement with Dr. Lehman as President and Chief Executive Officer under which Dr. Lehman received an annual base salary of $350,000 effective July 14, 2011. Dr. Lehman will also have an annual bonus opportunity with target at 50% of his salary based on attainment of performance-based corporate goals developed by Dr. Lehman together with the Angeion Compensation Committee and Board of Directors. Dr. Lehman also received a one-time initial award of 21,435 restricted shares of common stock vesting over a three-year period. For fiscal years beginning November 1, 2011, 2012 and 2013, Dr. Lehman will receive an annual grant of performance-based stock with nominal value of one-third of his annual salary in the form of performance stock, performance stock units, restricted stock award shares with performance vesting criteria, restricted stock units, or the equivalent issued under the Angeion Corporation 2007 Stock Incentive Plan or any successor plan based upon satisfaction of performance criteria that will be established by the Compensation Committee and Board of Directors. On December 15, 2011, the award for fiscal 2012 was established as 25,090 performance shares with vesting dependent on meeting the annual bonus plan targets including the cost of this award. In addition, Dr. Lehman will be reimbursed for the lease of an executive apartment, a leased automobile, and reasonable commuting expenses, with such reimbursements grossed up for related taxes withheld.

On January 23, 2012, the Company and Dr. Lehman entered into a Change-in-Control Agreement. Under this agreement, if Dr. Lehman’s employment is terminated during a period of twelve months following a Change in Control of the Company (i) by the Company other than for Cause or death, or (ii) by Dr. Lehman for Good Reason (as these terms are defined in the Agreement), then he will be entitled to a lump-sum payment equal to eighteen months of his currently effective base salary, as well as a pro-rata portion of target bonus if actual targets are met, with such bonus to be paid when other plan bonuses are paid. In addition, in the event a Change in Control occurs, his unvested restricted share awards will immediately vest and his performance share grant will vest based on pro-rata achievement of the performance goals.

Philip I. Smith–Letter Agreement

The Company also entered into a letter agreement with Mr. Smith as President and Chief Executive Officer under which Mr. Smith received an annual base salary of $260,000. The Board had agreed to increase Mr. Smith’s salary by $10,000 at the end of six months and twelve months, assuming satisfactory performance by Mr. Smith. Mr. Smith had a bonus opportunity with target at 50% of his salary and a maximum of 100% of his salary, based upon achievement of a combination of performance-based corporate goals and personal goals developed by Mr. Smith together with the Angeion Compensation Committee and Board of Directors. Mr. Smith also received a one-time initial award of 25,000 shares of common stock vesting over a three-year period and would receive an annual grant of performance-based stock up to 30,000 shares based upon satisfaction of performance criteria that were established by the Compensation Committee and Board of Directors. In addition, Mr. Smith was paid a personal allowance at a rate of $12,000 per year. The Company agreed to enter into a change-in-control agreement under which, if Mr. Smith’s employment was terminated by Angeion without cause or by Mr. Smith for good reason within twelve months of a change in control, Mr. Smith would have been entitled to twelve months of base salary, plus any unpaid but earned bonuses and additional medical and outplacement payments.

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On May 25, 2011, Mr. Smith’s employment was terminated. In connection with this transition, the Company and Mr. Smith entered into a Separation Agreement and Release under which (i) the Company agreed to continue Mr. Smith’s base salary of $260,000 and annual personal allowance of $12,000 for six months, (ii) the Company agreed to pay a lump sum of $20,000 for various professional services, (iii) the Company agreed to reimburse up to $10,000 reimbursement for executive coaching services and (iv) the Company agreed to provide a portion of Mr. Smith’s health coverage for up to six months.

Rodney A. Young–Employment Agreement, Change-in-Control Agreement, Management Succession and Mutual Separation and Transition Agreement

On October 31, 2007, the Company entered into an Amended Employment Agreement and Change-in-Control Agreement with Mr. Young. In fiscal 2008, the Company increased Mr. Young’s salary to $314,600 and his salary was unchanged in fiscal 2009 and 2010. Under the Amended Employment Agreement, Mr. Young received an annual salary of $314,600 and was entitled to earn an annual cash bonus ranging from 22.5% to 100% of his annual salary, based upon achievement of certain objectives in a bonus plan established by the Board of Directors. Targeted annual cash bonus for achievement of the objectives was 42.5%. Mr. Young’s Employment Agreement could be terminated upon 60 days written notice by either party, upon notice by the Company of termination “for cause” or upon the event of Mr. Young’s death or disability. The Agreement also contained a non-compete provision for one year after the termination of Mr. Young’s employment.

On November 15, 2010, Angeion announced that Mr. Young would step down as President and Chief Executive Officer, but would continue as an Angeion director and a consultant to the Company. Angeion also announced that its Board had implemented a succession plan, naming Angeion board member Philip I. Smith as President and Chief Executive Officer to succeed Young. Mr. Young remained with Angeion in a transition period through December 31, 2010, and Mr. Smith assumed the President and Chief Executive Officer positions on January 1, 2011.

In connection with this transition, on November 15, 2010, the Company and Mr. Young entered into a Mutual Separation and Transition Agreement and related agreements under which (i) the Company agreed to continue Mr. Young’s base salary of $314,600 for one year; (ii) Mr. Young was paid a lump sum bonus payment of $180,000 on February 1, 2011, in lieu of any bonus or incentive amounts that he otherwise would have been eligible to receive under the applicable Angeion bonus and incentive plans; (iii) Mr. Young agreed to be a consultant to the Company for an 18-month period beginning January 1, 2011 and agreed to an extended non-compete covenant in exchange for a monthly payment of $6,000 through June 30, 2012; and (iv) the Company agreed to provide a portion of Mr. Young’s health coverage for up to 24 months. Mr. Young has also agreed to continue to serve as an Angeion director through the 2012 Annual Meeting of Shareholders.

Terrance J. Kapsen–Employment Arrangement and Change-in-Control Agreement

The Company has no formal employment agreement with Mr. Kapsen. Mr. Kapsen currently receives an annual salary of $200,000 and is entitled to earn an annual cash bonus ranging from 12.5% to 31.5% of his annual salary, based upon achievement of certain objectives in a bonus plan established by the Board of Directors. Targeted annual cash bonus for achievement of the objectives was 25%. Mr. Kapsen’s employment is on an at-will basis and may be terminated with or without prior notice by either party. The Company and Mr. Kapsen have agreed to non-compete provisions which extend for one year after the termination of Mr. Kapsen’s employment.

The Company and Mr. Kapsen entered into a Change in Control Agreement dated as of October 22, 2004. Under this agreement, if Mr. Kapsen’s employment is terminated during a period of twenty four months following a Change in Control of the Company (i) by the Company other than for Cause or death, or (ii) by Mr. Kapsen for Good Reason (as these terms are defined in the Agreements), then he will be entitled to a lump-sum payment equal to his currently effective base salary. In addition to these amounts, Mr. Kapsen would be entitled to a fee for out-placement services in an amount up to $20,000 and the Company would continue to pay its portion of his health insurance for twenty four months as if he were still employed.

Robert M. Wolf–Letter Agreement and Change-in-Control Agreement

The Company entered into a letter agreement on May 16, 2011, with Mr. Wolf as Chief Financial Officer under which Mr. Wolf receives an annual base salary of $200,000. Mr. Wolf is also eligible for an annual bonus opportunity for amounts ranging from 12.5% to 31.5% of his salary based on attainment of performance based upon achievement of certain objectives in a bonus plan established by the Board of Directors, such amount to be prorated from May 16, 2011. Targeted annual cash bonus for achievement of the objectives was 25%. Mr. Wolf also received an initial award of 25,000 restricted shares of common stock vesting over a three-year period.

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On December 15, 2011, the Company and Mr. Wolf agreed to enter into a Change-in-Control Agreement. Under this agreement, if Mr. Wolf’s employment is terminated during a period of twelve months following a Change in Control of the Company (i) by the Company other than for Cause or death, or (ii) by Mr. Wolf for Good Reason (as these terms are defined in the Agreement), then he will be entitled to a lump-sum payment equal to twelve months of his currently effective base salary, as well as a pro-rata portion of target bonus if actual targets are met, with such bonus to be paid when other plan bonuses are paid.

Share Ownership Guidelines for Directors and Executive Officers.

On December 15, 2011, the Board adopted share ownership guidelines for Board members and executive officers as follows:

Position	Share Ownership Guidelines
Directors	Three times annual cash compensation
Chief Executive Officer	Two times annual base salary
Other Executive Officers	One times annual base salary

These guidelines become effective as of November 1, 2011, with the expectation that all persons for whom the guidelines are applicable would achieve them within five years of November 1, 2011, or within five years of their respective employment or Board commencement date if after November 1, 2011. Directors would therefore be expected to acquire and hold stock equal to three times their annual cash compensation. For example, if a director were to receive $40,000 in cash and additional compensation in Company stock, only the cash component would be considered in determining the target share ownership level.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors, in accordance with its charter, reviewed and discussed the audited consolidated financial statements with management and Baker Tilly Virchow Krause, LLP, our independent registered public accounting firm. Management of the Company is responsible for the preparation, presentation, and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Our independent registered public accounting firm is responsible for auditing the Company's consolidated financial statements and expressing an opinion as to whether they are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements as of and for the fiscal year ended October 31, 2011 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.

The Audit Committee has discussed with the independent registered public accounting firm matters required to be discussed by the applicable Auditing Standards as periodically amended (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties). In addition, the independent registered public accounting firm provided to the Audit Committee the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications to the Audit Committee concerning independence. The Audit Committee and the independent registered public accounting firm have discussed the auditors’ independence from the Company and its management, including the matters in those written disclosures.

Additionally, the Audit Committee reviewed and pre-approved the services provided by Baker Tilly other than audit services and considered whether the provision of these other services by Baker Tilly is compatible with maintaining its independence. In reliance on the reviews and discussions with management and the independent auditors referred to above, the Audit Committee believes that the non-audit services provided by the independent registered public accounting firm are compatible with, and did not impair, auditor independence.

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The Audit Committee also discussed with Baker Tilly the overall scope and plans for their audit for fiscal 2011. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in the charter, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended October 31, 2011, as filed with the Securities and Exchange Commission.

Fiscal 2011 Members of the Audit Committee

John R. Baudhuin    Robert E. Munzenrider    Mark W. Sheffert

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

During fiscal 2011, the Company paid fees and expenses to G. Woodrow & Associates, of which Mr. Beasley serves as President, totaling $119,950 and $65,863, respectively, in relation to strategic advisory services related to the Company’s New Leaf products.

On May 26, 2011, the Company adopted a related-party transaction policy applicable to any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in the Company is a participant and in which a related party has a direct or indirect interest. The policy defines “related party” to include (i) all directors and executive officers of the Company; (ii) any nominee for director; (iii) any holder of more than five percent of the Company’s common stock, or (iv) an immediate family member of any of these parties. The Audit Committee of the Board must approve any Related-Party Transaction subject to the policy, after making a determination that the related-party transaction is beneficial to the Company and the terms of the related-party transaction are fair to the Company.

Section 16(a) Beneficial Ownership Reporting Compliance.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended October 31, 2011, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

Other Matters

As of the date of this Proxy Statement, management knows of no other matters that may come before the 2012 Annual Meeting. However, if matters other than those referred to above should properly come before the 2012 Annual Meeting, the individuals named on the enclosed proxy card intend to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors,

Mark W. Sheffert
Chairman of the Board of Directors

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ANGEION CORPORATION
RESTATED 2003 EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, the Board of Directors of Angeion Corporation (the “Company”), at a meeting held on November 13, 2002, and subject to the approval of its shareholders, authorized a new stock purchase plan in accordance with Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) to be known as the Angeion Corporation 2003 Employee Stock Purchase Plan (the “Plan”), effective January 1, 2003, to provide employees the opportunity to continue to purchase shares under such a plan; and

WHEREAS, the Board of Directors, on November 13, 2002, authorized fifty thousand (50,000) shares of its Common Stock (the “Stock”) to be reserved for issuance under the Plan and on April 8, 2003, approved an amendment to the Plan to increase the number of shares of the Company’s Common Stock reserved for issuance under the Plan to one hundred thousand (100,000) shares; and

WHEREAS, the shareholders of the Company on May 14, 2003, approved the Plan as amended; and

WHEREAS, the Board of Directors, on February 24, 2012, and subject to the approval of its shareholders, authorized further amendment to the Plan to increase the number of shares by an additional one hundred thousand (100,000) shares. to extend the term of the plan until December 31, 2018, and to make other changes.

THEREFORE, the Company hereby amends and restates the Plan, effective July 1, 2012, as set forth herein:

1.                   Establishment of Plan. The Company proposes to grant to certain Employees, as defined in Section 18 herein, of the Company the opportunity to purchase Stock of the Company. This Stock will be purchased pursuant to this plan that will be known as the “Angeion Corporation Restated 2003 Employee Stock Purchase Plan” (the “Plan”). The Company intends that the Plan will qualify as an “employee stock purchase plan” under Section 423 of the Code, and will be construed in a manner consistent with the requirements of Section 423 and the regulations thereunder.

2.                   Purpose. The Plan is intended to encourage Stock ownership by eligible Employees of the Company, and by eligible Employees of any Subsidiaries that adopt the Plan with the consent of the Company (collectively referred to as the “Participants”). The Plan is intended to provide a further incentive for Employees to remain in employment, improve operations, increase profits, and contribute more significantly to the Company's success, and to permit the Company to compete with other corporations offering similar plans in obtaining and retaining the services of competent employees.

3.                   Administration.

(a)                 The Plan will be administered by a stock purchase committee (the “Committee”), consisting of two or more directors or employees of the Company, as designated by the Board of Directors of the Company (the “Board”). If the Board fails to appoint this Committee, then the Board will administer the Plan. The Board may fill all vacancies in the Committee and may remove any member of the Committee at any time, with or without cause.

(b)                 Unless the Board limits the authority delegated to the Committee in its appointment, the Committee will be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan. For all purposes of this Plan other than the Plan’s Section 3(b), references to the Committee will also refer to the Board.

(c)                 The Committee will select its own chairman and hold its meetings at such times and places as it may determine. All determinations of the Committee will be made by a majority of its members. Any decision that is made in writing and signed by a majority of the members of the Committee will be effective as fully as though made by a majority vote at a meeting duly called and held. The Committee may delegate ministerial duties to such of the Company’s employees, outside entities and outside professionals as the Committee determines.

(d)                 The determinations of the Committee will be made in accordance with its judgment as to the best interests of the Company, its employees and its shareholders and in accordance with the purposes of the Plan; provided, however, that the provisions of the Plan must be construed in a manner consistent with the requirements of Section 423 of the Code. These determinations will be binding upon the Company and the Participants in the Plan unless otherwise determined by the Board.

(e)                 No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. The Company shall indemnify each member of the Committee against any and all claims, loss, damages, expenses (including counsel fees approved by the Board), and liability (including any amounts paid in settlement with the Board's approval) arising from any loss or damage or depreciation that may result in connection with the execution of the member’s duties or the exercise of the member’s discretion, or from any other action or failure to act hereunder, except when it is determined that the member’s actions were to be due to gross negligence or willful misconduct of such member.

(f)                  The Company will pay all expenses of administering the Plan, other than costs associated with either any required tax withholding or the sale or other disposition of shares purchased under the Plan.

4.                   Duration and Phases of the Plan.

(a)                 The Plan, as restated, will be effective as of July 1, 2012 and will terminate on December 31, 2018, except that any Phase, as defined in subsection (b) of this Section 4, commenced prior to the termination will, if necessary, be allowed to continue beyond termination until completion. Notwithstanding the foregoing, this restated Plan will be considered of no force or effect and any options granted will be considered null and void unless the holders of the Stock approve the restated Plan within twelve months after the date of its adoption by the Board.

(b)                 The Plan will be carried out in one or more offering periods (“Phases”) determined by the Committee prior to the commencement of a Phase, provided that no Phase, may be for a period of less than three months (other than the first Phase, which may be shorter) nor for a period of longer than twelve months. No Phase may run concurrently with any other Phase but a Phase may commence immediately after the termination of the preceding Phase. The existence and date of commencement of a Phase (the "Commencement Date") will be determined by the Committee and will terminate on a date (the “Termination Date”) determined by the Committee consistent with the limitations specified above, provided that the commencement of the first Phase must be within twelve months after the date of approval of the Plan by the shareholders of the Company. In the event all of the Stock reserved for grant of options hereunder is issued pursuant to the terms hereof prior to the commencement of one or more Phases scheduled by the Committee or the number of shares remaining is so small, in the opinion of the Committee, as to render administration of any succeeding Phase impracticable, such Phase or Phases must be canceled. Phases shall be numbered successively as Phase 1, Phase 2, Phase 3, etc.

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(c)                 The Board may elect to accelerate the Termination Date of any Phase effective on the date specified by the Board in the event of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock in the surviving corporation immediately after the merger; or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company. Subject to any required action by the shareholders, if the Company is involved in any merger or consolidation, in which it is not the surviving corporation, and if the Board does not accelerate the Termination Date of the Phase, each outstanding option shall pertain to and apply to the securities or other rights to which a holder of the number of shares subject to the option would have been entitled.

(d)                 A dissolution or liquidation of the Company shall cause each outstanding option to terminate, provided in such event that, immediately prior to such dissolution or liquidation, each Participant shall be repaid the payroll deductions credited to the Participant’s account, without interest.

5.                   Eligibility. To be eligible to participate in the Plan, all Employees must first qualify pursuant to the criteria in Section 18(a). Any Employee who satisfies the requirements in Section 18(a) prior to the Commencement Date of a Phase, and who is not otherwise limited by any other Section of this Plan, will be eligible to participate in that Phase. Any Employee who is a member of the Board of the Company and who satisfies the above requirements will be eligible to participate in the Plan.

6.                   Participation.

(a)                 Participation in the Plan is voluntary. An eligible Employee, qualified pursuant to Section 5 above, may elect to participate in the Plan, and thereby become a "Participant" in the Plan, by completing the enrollment form provided by the Company and delivering it to the Company or its designated representative at such time prior to the Commencement Date of that Phase as the Committee determines. The first Commencement Date shall be a date after December 31, 2002 as determined by the Committee. A Participant who is enrolled in the Plan immediately prior to July 1, 2012, and does not subsequently cancel enrollment prior to the first Commencement Date after July 1, 2012, will automatically be enrolled in the Plan for the first Phase commencing after July 1, 2012. A Participant who ceases to be an eligible Employee, although still employed by the Company, thereupon will be deemed to have withdrawn from the Plan and will have the rights provided in Section 9.

(b)                 Once enrolled in the Plan, a Participant will continue to participate in the Plan until he or she ceases to be an eligible Employee, withdraws from the Plan pursuant to Section 9(a), or until contributions are discontinued under Section 8(a)(iv)(A) or Section 9(e). A Participant who withdraws from the Plan pursuant to Section 9(a) may again become a Participant, if the Participant is then an eligible Employee, by proceeding as provided in Section 6(a) above, which shall be effective as of the next Commencement Date. A Participant whose payroll deductions were discontinued because of Section 8(a)(iv)(A) will automatically resume participation at the Commencement Date of the next Phase of the Plan that ends in the next calendar year, if he or she is then an eligible Employee. A Participant whose payroll deductions were discontinued because of Section 9(e) will automatically resume participation at the Commencement Date of the next Phase of the Plan that begins six months after the date such payroll deduction were discontinued.

7.                   Payroll Deductions.

(a)                 Upon enrollment, a Participant shall elect to make contributions to the Plan by payroll deductions, in full dollar amounts and in amounts calculated to be as uniform as practicable throughout the Phase, in the aggregate amount not to exceed 10% of such Participant’s Current Compensation for each pay period or such lesser percentage as determined by the Committee (the “Pay”) (but not in excess of the limit specified in Section 8(a)(iv)(A) below for each Phase) until the Employee ceases to be a Participant as described in Section 6(b) above. In the event the Company anticipates that the maximum contribution specified in Section 8(a)(iv)(A) for the Phase will apply to the Participant, the Participant may designate a dollar amount. The minimum authorized payroll deduction is $10 per payroll period. Payroll deductions for a Participant shall commence on the first day of the pay period after the Commencement Date of the Phase and shall terminate on the last day of the pay period immediately prior to or coinciding with the Termination Date of that Phase unless sooner terminated by the Participant as provided in Section 7 and 9 hereof. Except for payroll deduction, a Participant may not make any separate cash payments into the Participant’s account under the Plan.

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(b)                 In the event that the Participant's Pay for any pay period is terminated or reduced from the compensation rate for such a period as of the Commencement Date of the Phase for any reason so that the amount actually withheld on behalf of the Participant as of the Termination Date of the Phase is less than the amount anticipated to be withheld over the Phase as determined on the Commencement Date of the Phase, then the extent to which the Participant may exercise the Participant’s option shall be based on the amount actually withheld on the Participant’s behalf. In the event of a change in the pay period of any Participant, such as from bi-weekly to monthly, an appropriate adjustment shall be made to the deduction in each new pay period so as to ensure the deduction of the proper amount authorized by the Participant.

(c)                 A Participant may withdraw from participation in the Phase and terminate the Participant’s payroll deduction authorized at such times as determined by the Committee and shall have the rights provided in Section 9. No Participant shall be entitled to increase or decrease the amount to be deducted during a Phase after the Commencement Date of that Phase.

(d)                 All payroll deductions made for Participants shall be credited to their respective accounts under the Plan.

8.                   Options.

(a)                 Grant of Option.

(i)                   A Participant who is employed by the Company as of the Commencement Date of a Phase shall be granted an option as of such date to purchase shares of Stock to be determined by dividing the total amount credited to that Participant's account under Section 7 hereof by the applicable option price set forth in Section 8(a)(ii) hereof, subject to the limitations of Sections 8(a)(iv)(A), 8(a)(iv)(B), 8(a)(iv)(C) and Section 10 hereof.

(ii)                 The option price for such shares of Stock shall be the lower of:

A                    One Hundred percent (100%) of the Fair Market Value of such shares of Stock on the Commencement Date of the Phase or such lower amount as the Committee may determine prior to the Commencement Date, but in no event less than eighty-five percent (85%) of the Fair Market Value of such shares of Stock on the Commencement Date of the Phase; or

B                    One Hundred percent (100%) of the Fair Market Value of such shares of Stock on the Termination Date of the Phase or such lower amount as the Committee may determine prior to the Commencement Date, but in no event less than eighty-five percent (85%) of the Fair Market Value of such shares of Stock on the Termination Date of the Phase.

(iii)                Stock options granted pursuant to the Plan may be evidenced by agreements in such form as the Committee shall approve, provided that all eligible Employees shall have the same rights and privileges and provided further that such options shall comply with and be subject to the terms and conditions set forth herein. The Committee may, at its discretion, conclude that agreements are not necessary.

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(iv)               Anything herein to the contrary notwithstanding, no Participant shall be granted an option hereunder:

A                    That permits the Participant’s rights to purchase shares of Stock under all employee stock purchase plans of the Company, its Subsidiaries or its parent, if any, to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. In the case of shares purchased during a Phase that commenced in the current calendar year, the limit shall be equal to $25,000 minus the Fair Market Value of the shares that the Participant previously purchased in the current calendar year under the Plan and all other employee stock purchase plans of the Company. In the case of shares purchased during a Phase that commenced in the immediately preceding calendar year, the limit shall be equal to $50,000 minus the Fair Market Value of the shares that the Participant previously purchased under this Plan and all other employee stock purchase plans of the Company in the current calendar year and in the immediately preceding calendar year; or

B                    That permits the Participant to purchase shares of Stock under all employee stock purchase plans of the Company, its Subsidiaries or its parent, if any, in excess of 10,000 shares per Phase under the Plan; or

C                    That would result in the Participant, immediately after the grant of the option, owning or holding outstanding shares and options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company. For purposes of determining stock ownership under this Section, the rules of Section 424(d) of the Code and the rules of the Securities and Exchange Commission shall both apply.

(v)                 Any payroll deductions that accrue in excess of the limit in the preceding subsection must be immediately refunded at the end of the Phase, without interest.

(vi)               The grant of an option pursuant to this Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

(b)                 Exercise of Option.

(i)                   Unless a Participant gives written notice to the Company pursuant to Section 9 prior to the Termination Date of a Phase to withdraw, the Participant’s option for the purchase of shares will be exercised automatically for the Participant as of such Termination Date for the purchase of that number of full shares of Stock that the accumulated payroll deductions in the Participant’s account at that time will purchase at the applicable option price set forth in Section 8(a)(ii), and subject to the limitations set forth in Sections 8(a)(iv)(A), 8(a)(iv)(B), 8(a)(iv)(C) and Section 10 hereof.

(ii)                 Accumulated payroll deductions remaining in the Participant’s account after the exercise of the option for the purchase of shares will automatically be rolled over without interest to the Participant’s account for the next Phase of the Plan unless the Participant ceases to be an eligible Employee, withdraws from the Plan pursuant to Section 9(a), or if contributions are discontinued under Section 8(a)(iv)(A). At the election of the Committee, the Company may return to the Participant a cash payment equal to the balance, if any, in the Participant’s account that was not used for the purchase of Stock, as promptly as practicable after the Termination Date of any Phase, without interest.

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(iii)                The Committee may appoint a registered broker dealer to act as agent for the Company in holding and performing ministerial duties in connection with the Plan, including, but not limited to, maintaining records of Stock ownership by Participants and holding Stock in its own name for the benefit of the Participants. No trust or escrow arrangement shall be express or implied by the exercise of such duties by the agent. A Participant may, at any time, request of the agent that any shares allocated to the Participant be registered in the name of the Participant or in joint tenancy with the Participant, in which event the agent shall issue a certificate for the whole number of shares in the name of the Participant (and the Participant’s joint tenant, if any).

(iv)               The Participant may direct the Committee or its agent to register the Participant’s account in joint tenancy with the Participant, or to register any shares in the name of the Participant and a joint tenant, provided that the joint tenant must be a natural person. The designation of a joint tenant shall be applied to any shares in the account or registered under the Plan in the name of the Participant and any additional shares allocated to the account or registered in the name of the Participant until further changed by the Participant. The Participant may change from a designated joint tenant to the Participant only and may change the named joint tenant with respect to the account or any shares, provided that any such change in joint tenant shall apply to any shares only when the restrictions described in Section 8(d), is any, lapse.

(c)                 Unless the Committee designates otherwise, a Participant may elect to have any dividends on a Participant’s shares automatically reinvested in additional shares of Stock in lieu of receiving dividends in the form of cash. Any shares purchased through the reinvestment of dividends will be purchased on the open market. Such purchases shall be governed by the requirements of the Company’s dividend reinvestment program, if any.

(d)                 The Committee may require, at the time of the Commencement Date of a Phase, that for a period ending on the later of (i) twelve (12) months beginning on the Termination Date or (ii) twenty-four (24) months beginning on the Commencement Date, each share of Stock acquired during that Phase may not, without the consent of the Committee (which consent shall be provided in a uniform and nondiscriminatory manner for similarly situated Participants) be sold, transferred, pledged or encumbered (including payment of the price upon subsequent exercise of options, or pay income tax on such exercise). The Committee may waive such restrictions with respect to Stock acquired upon the exercise of options granted subsequent to the Commencement Date of the Phase and may establish uniform rules for the transfer of such Stock during such period. During the period such shares are subject to the restrictions of this subsection (d), such shares shall be held by the transfer agent or the Company, or an appropriate legend describing the restriction and referencing the Plan shall be placed on the certificate evidencing such Stock.

9.                   Withdrawal or Termination of Participation.

(a)                 A Participant may, at any time prior to the Termination Date of a Phase, withdraw all deductions from Pay then credited to the Participant’s account by giving written notice to the Company. Promptly upon receipt of such notice of withdrawal, all such deductions credited to the Participant's account will be paid to the Participant without interest and no further payroll deductions by the Participant to this Plan will be permitted during the Phase. Upon receipt of the notice of withdrawal, the option granted the Participant under that Phase of the Plan will lapse immediately. Partial withdrawals of payroll deductions hereunder may not be made. A Participant who withdraws the Participant’s participation during a Phase shall not be permitted to recommence participation until the Commencement Date of the next Phase. A Participant's withdrawal will not have any effect upon the Participant’s eligibility to participate in any succeeding Phase of the Plan or in any similar plan that may hereafter be adopted by the Company.

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(b)                 Notwithstanding the provisions of Section 9(a) above, if a Participant files reports pursuant to Section 16 of the Securities Exchange Act of 1934 (at the Commencement Date of a Phase or becomes obligated to file such reports during a Phase) then such a Participant shall not have the right to withdraw all or a portion of the accumulated deductions from Pay except in accordance with Sections 9(c) and (d) below.

(c)                 In the event of the death of a Participant, the person or persons specified in Section 14 may give notice to the Company within 60 days of the death of the Participant electing to purchase the number of full shares that the accumulated payroll deductions in the account of such deceased Participant will purchase at the option price specified in Section 8(a)(ii) and have the balance in the account distributed in cash, without interest, to the person or persons specified in Section 14. If no such notice is received by the Company within said 60 days, the accumulated payroll deductions will be distributed in full in cash, without interest, to the person or persons specified in Section 14.

(d)                 Upon termination of Participant's employment for any reason other than death of the Participant, the Company shall return to the Participant any payroll deductions credited to the Participant’s account during that Phase, without interest.

(e)                 In the event the Participant’s participation is suspended under the Medical Graphics Corporation 401(k) Savings Plan as a result of receiving a hardship withdrawal, the Participant shall be immediately and automatically suspended from the Plan, all payroll deductions for that Phase shall be discontinued and all accumulated deductions for that Phase returned to the Participant, without interest. The Participant shall again participate in the Plan as provided in Section 6(b) above.

(f)                  The Committee shall be entitled to make such rules, regulations and determination as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any Participant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine:

(i)                   Whether or not any such leave of absence shall constitute a termination of employment for purposes of the Plan; and

(ii)                 The impact, if any, of any such leave of absence on options under the Plan theretofore granted to any Participant who takes such leave of absence.

10.                Stock Reserved for Options.

(a)                 The maximum number of shares of Stock to be issued upon the exercise of options to be granted under the Plan shall be increased on July 1, 2012 from one hundred thousand (100,000) to two hundred thousand (200,000). Such shares may, at the election of the Board of Directors, be either shares authorized but not issued or shares acquired in the open market by the Company. Shares subject to the unexercised portion of any lapsed or expired option may again be subject to option under the Plan.

(b)                 If the total number of shares of Stock for which options are to be granted for a given Phase as specified in Section 8 exceeds the number of shares then remaining available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding) and if the Committee does not elect to cancel such Phase pursuant to Section 4, the Committee shall make a pro rata allocation of the shares remaining available in as uniform and equitable a manner as it shall consider practicable. In such event, the options to be granted and the payroll deductions to be made pursuant to the Plan, which would otherwise be affected, may, in the discretion of the Committee, be reduced accordingly. The Committee shall give written notice of such reduction to each Participant affected.

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(c)                 The Participant (or a joint tenant named pursuant to Section 10(d) hereof) shall have no rights as a shareholder with respect to any shares subject to the Participant's option until the date of the issuance of a Stock certificate evidencing such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such Stock certificate is actually issued, except as otherwise provided in Section 12 hereof.

(d)                 The shares of Stock to be delivered to a Participant pursuant to the exercise of an option under the Plan will be registered in the name of the Participant or, if the Participant so directs by written notice to the Committee prior to the Termination Date of that Phase of the Plan, in the names of the Participant and one other person the Participant may designate as the Participant’s joint tenant with rights of survivorship, to the extent permitted by law.

11.                Accounting and Use of Funds. Payroll deductions for each Participant shall be credited to an account established for the Participant under the Plan. Such account shall be solely for bookkeeping purposes and no separate fund or trust shall be established hereunder and the Company shall not be obligated to segregate such funds. All funds from payroll deductions received or held by the Company under the Plan may be used, without limitation, for any corporate purpose by the Company.

12.                Adjustment Provision.

(a)                 Subject to any required action by the shareholders of the Company, the number of shares covered by each outstanding option, and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or the payment of a share dividend (but only on the shares) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

(b)                 In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of this Plan.

(c)                 To the extent that the foregoing adjustments relate to shares or securities of the Company, such adjustments shall be made by the Committee, and its determination in that respect shall be final, binding and conclusive, provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an option issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Code.

(d)                 Except as hereinbefore expressly provided in this Section 12, no Participant shall have any right by reason of any subdivision or consolidation of shares of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of any class, or securities convertible into shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to the option.

13.                Non-Transferability of Options.

(a)                 Options granted under any Phase of the Plan shall not be transferable except under the laws of descent and distribution and shall be exercisable only by the Participant during the Participant’s lifetime and after the Participant’s death only by the Participant’s beneficiary of the representative of the Participant’s estate as provided in Section 9(c) hereof.

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(b)                 Neither payroll deductions credited to a Participant's account, nor any rights with regard to the exercise of an option nor to receive shares of Stock under any Phase of the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant. Any such attempted assignment, transfer, pledge or other disposition shall be null and void and without effect, except that the Company may, at its option, treat such act as an election to withdraw funds in accordance with Section 9.

14.                Designation of Beneficiary.

(a)                 A Participant may file a written designation (or if available, electronic) of a beneficiary who is to receive any cash credited to the Participant's account under any Phase of the Plan in the event of such Participant's death prior to exercise of the Participant’s option pursuant to Section 8 hereof, or to exercise the Participant’s option and become entitled to any Stock or cash, or both, upon such exercise in the event of the Participant's death prior to exercise of the option pursuant to Section 8 hereof. The Participant may change the beneficiary designation at any time upon receipt of a written notice by the Company (or if available, through electronic means).

(b)                 Upon the death of a Participant and upon receipt by the Company of proof deemed adequate by it of the identity and existence at the Participant's death of a beneficiary validly designated under the Plan, the Company shall in the event of the Participant's death, allow such beneficiary to exercise the Participant's option pursuant to Section 9(c) if such beneficiary is living on the Termination Date of the Phase and deliver to such beneficiary the appropriate shares of Stock or cash, or both, after exercise of the option. In the event there is not validly designated beneficiary under the Plan who is living at the time of the Participant's death or in the event the option lapses, the Company shall deliver the cash credited to the account of the Participant, without interest, to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed to the knowledge of the Company, it may, in its discretion, deliver such cash to the spouse (or, if no surviving spouse, to any one or more children of the Participant), or if no spouse or child is known to the Company, then to such relatives of the Participant known to the Company as would be entitled to such amounts, under the laws of intestacy in the deceased Participant's domicile as though named as the designated beneficiary hereunder. The Company will not be responsible for or be required to give effect to the disposition of any cash or Stock or the exercise of any option in accordance with any will or other testamentary disposition made by such Participant or in accordance with the provision of any law concerning intestacy, or otherwise. No designated beneficiary shall, prior to the death of a Participant by whom the Participant has been designated, acquire any interest in any Stock or in any option or in the cash credited to the Participant’s account under any Phase of the Plan.

15.                Amendment and Termination. The Plan may be terminated at any time by the Board provided that, except as permitted in Section 4(c) with respect to an acceleration of the Termination Date of any Phase, no such termination will take effect with respect to any options then outstanding. Also, the Board may, from time to time, amend the Plan as it may deem proper and in the best interests of the Company or as may be necessary to comply with Section 423 of the Code, as amended, or other applicable laws or regulations; provided, however, that no such amendment shall, without prior approval of the shareholders of the Company (1) increase the total number of shares for which options may be granted under the Plan (except as provided in Section 12 herein), (2) permit aggregate payroll deductions in excess of ten percent (10%) of a Participant's compensation as of the Commencement Date of a Phase, or (3) impair any outstanding option.

16.                Notices. All notices or other communications in connection with the Plan or any Phase thereof shall be in the form specified by the Committee and shall be deemed to have been duly given when received by the Participant or the Participant’s designated personal representative or beneficiary or by the Company or its designated representative, as the case may be.

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17.                Participation of Subsidiaries.

(a)                 The Employees of any Subsidiary of the Company that adopts this Plan by action of its Board of Directors with the consent of the Company, shall be entitled to participate in the Plan on the same basis as Employees of the Company, unless the Board of Directors of the Subsidiary determines otherwise. Effective as of the date of coverage of any Subsidiary, any references herein to the “Company” shall be interpreted as referring to such Subsidiary.

(b)                 In the event that any Subsidiary, which is covered under the Plan, ceases to be a Subsidiary of the Company, the employees of such Subsidiary shall be considered to have terminated their employment for purposes of Section 9 hereof as of the date such Subsidiary ceases to be such a Subsidiary.

18.                Definitions.

(a)                 “Employee” means any common law employee, including an officer, of the Company or any Participating Subsidiary who as of the day immediately preceding the Commencement Date of a Phase has completed thirty (30) continuous days of employment service for the Company and is customarily employed by the Company to perform said employment service for more than twenty (20) hours per week. For any Phase, the Company may choose to further exclude one or more of the following categories of employees, so long as the exclusions are applied in an identical manner:

(i)                   Employees employed less than two years;

(ii)                 Employees whose customary employment is not more than five months a calendar year;

(iii)                Highly compensated employees (as defined in Code Reg. §1.423-2(e)).

(iv)               Employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) if the grant of the option is prohibited under the laws of such foreign jurisdiction, or if the compliance with the laws of the foreign jurisdiction would cause this Plan to violate Code §423 and the regulations promulgated thereunder.

(b)                 “Fair Market Value” of a share of Stock shall be the closing price of the Stock on the applicable date or the nearest prior business day on which trading occurred on the exchange on which the Stock is traded or on the Nasdaq Stock Market including the Nasdaq Small Cap Market. If the Stock is not traded on any exchange or listed on the Nasdaq Stock Market, the Committee shall determine the Fair Market Value of a share of Stock for each valuation date in a manner acceptable under Section 423 of the Code.

(c)                 “Pay” means (i) the total compensation paid in cash to a Participant by the Company and any Subsidiary, including salary, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums, including any pre-tax contributions made by the Participant under Section 401(k) or 125 of the Code. “Pay” shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of options, and similar items. The Committee shall determine whether a particular item is included in Pay.

(d)                 “Stock” means the common stock of the Company, $.10 par value.

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(e)                 “Subsidiary" means any domestic corporation defined as a subsidiary of the Company in Section 424(f) of the Code.

19.                Miscellaneous.

(a)                 The Plan shall not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares of Stock under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

(b)                 The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy, or representative of creditors of such Employee.

(c)                 As a condition of the obligations of the Company under this Plan, each Participant must, no later than the date as of which any part of the value of an option under this Plan first becomes includable as compensation in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such value. The Company or any Subsidiary, to the extent permitted by law, may deduct any such taxes from any payment of any kind otherwise due to the Participant. If the Committee permits, a Participant may elect by written notice to the Company to satisfy part or all of the withholding tax requirements under this Section by (i) authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the Participant, or (ii) delivering (including by attestation) to the Company from shares of Stock already owned by the Participant, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the Participant under the this Section, and in the event shares of Stock are withheld, the amount withheld will not exceed the minimum required federal, state and FICA withholding amount. Any such election will be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.

(d)                 The law of the State of Minnesota will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

(e)                 The offering of the shares hereunder shall be subject to the effecting by the Company of any registration or qualification of the shares under any federal or state law or the obtaining of the consent or approval of any governmental regulatory body that the Company shall determine, in its sole discretion, is necessary or desirable as a condition to or in connection with, the offering or the issue or purchase of the shares covered thereby. The Company shall make every reasonable effort to effect such registration or qualification or to obtain such consent or approval.

(f)                  The Plan is expressly made subject to (i) the approval by shareholders of the Company, and (ii) at the Company’s election, the receipt from the Internal Revenue Service of a determination letter or ruling, in scope and content satisfactory to Company legal counsel, respecting the qualification of the Plan within the meaning of Section 423 of the Code. If the Plan is not so approved by the shareholders and if, at the election of the Company, the aforesaid determination letter or ruling from the Internal Revenue Service is not received on or before one year after the restated Plan's adoption by the Board, the restated Plan shall not come into effect. In such case, the accumulated payroll deductions credited to the account of each Participant shall forthwith be repaid to the Participant without interest.

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(g)                 It is intended that the Plan and any option granted under the Plan made to a person subject to Section 16 of the Securities Exchange Act of 1934 meet all requirements of Rule 16b-3. If any provisions of the Plan or any option granted under the Plan would disqualify the Plan or such option, or would otherwise not comply with Rule 16b-3, such provision or option shall be construed or deemed amended to conform to Rule 16b-3.

(h)                 Notwithstanding any provision in this Plan to the contrary, payroll deduction elections and cancellations or amendments thereto, withdrawals decisions, beneficiary designations, and any other decision or election by a Participant under this Plan may be accomplished by electronic or telephonic means, which includes but is not limited to the Internet, and that are not otherwise prohibited by law and that are in accordance with procedures and systems approved or arranged by the Employer or its delegates.

Angeion Corporation

________________________________________________

Plan Approved by Board of Directors on November 13, 2002

Amendment increasing Shares to 100,000 Approved by Board of Directors on April 8, 2003

Plan Approved by Shareholders on May 14, 2003

Amendment increasing Shares to 200,000 Approved by Board of Directors on February 24, 2012

Plan subject to approval by Shareholders at a meeting to be held on May 30, 2012

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Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945	COMPANY #
Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
INTERNET/MOBILE – www.eproxy.com/angn Use the Internet to vote your proxy until 12:00 p.m. (CDT) on May 29, 2012.
PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CDT) on May 29, 2012.
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

  Please detach here

The Board of Directors Recommends a Vote FOR all the nominees and FOR Proposals 2 and 3.

1.	Election of directors:	01 02 03	Mark W. Sheffert Gregg O. Lehman, Ph.D. John R. Baudhuim	04 05 06	Robert E. Munzenrider Wendy D. Lynch, Ph.D. Hendrik Struik	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) in the box provided to the right.

2.	Approval of amendments to the Angeion Corporation 2003 Employee Stock Purchase Plan.	☐	For	☐	Against	☐	Abstain

3.	Ratification of the appointment of Baker Tilly Virchow Krause, LLC as the independent registered public accounting firm for the fiscal year ended October 31, 2012.	☐	For	☐	Against	☐	Abstain

4.	Such other business as may properly come before the meeting, adjournment(s) or postponement(s) thereof.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN THIS PROXY FORM.

I plan to attend the meeting ☐ Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ANGEION CORPORATION

350 Oak Grove Parkway

Saint Paul, Minnesota 55127-8599

ANGEION CORPORATION 2012 ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 30, 2012

2:30 p.m. CDT

Angeion Corporation 350 Oak Grove Parkway Saint Paul, Minnesota 55127-8599	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark W. Sheffert and Gregg O. Lehman, Ph.D. or either of them, with power of substitution to each, as attorneys and proxies, and hereby authorizes them to represent the undersigned at the Annual Meeting of Shareholders of Angeion Corporation to be held at the Company’s offices located at 350 Oak Grove Parkway, Saint Paul, Minnesota, on Wednesday, May 30, 2012 at 2:30 p.m. CDT, and at any adjournment(s) or postponement(s) thereof, and to vote, as designated below, all shares of common stock of Angeion Corporation held of record by the undersigned on April 6, 2012, and which the undersigned would be entitled to vote at the Annual Meeting, hereby revoking all former proxies.

See reverse for voting instructions.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945	COMPANY #

ANGEION CORPORATION ANNUAL MEETING OF SHAREHOLDERS Wednesday, May 30, 2012 2:30 p.m. CDT 350 Oak Grove Parkway Saint Paul, MN 55127

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on May 30, 2012.

Notice is hereby given that the Annual Meeting of Shareholders of Angeion Corporation will be held at 350 Oak Grove Parkway, Saint Paul, MN 55127 on Wednesday, May 30, 2012 at 2:30 p.m. CDT.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report are available at www.idelivercommunications.com/proxy/angn

If you want to receive a paper copy or an e-mail with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before May 18, 2012 to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors recommends that you vote FOR the following proposals:

1.	Election of Directors
2.	Approval of amendments to the Angeion Corporation 2003 Employee Stock Purchase Plan.
3.	Ratification of the appointment of Baker Tilly Virchow Krause, LLC as the independent registered public accounting firm for the fiscal year ended October 31, 2012.

You may immediately vote your proxy on the Internet at:

www.eproxy.com/angn

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CDT) on May 29, 2012.
•	Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To request paper or e-mail copies of the annual report, and the proxy materials, which include the proxy card and the proxy statement, please contact us via:

Internet/Mobile – Access the Internet and go to www.idelivercommunications.com/proxy/angn. Follow the instructions to log in, and order copies. Please make the request on or before May 18, 2012.
Telephone – Call us free of charge at 877-847-4696 in the U.S. or Canada to order copies.
Email – Send us an email at ideliver@afpi.com. Please put “Paper Material” or “E-mail Material” in the subject line, followed by the 11-Digit Control #. Requests, instructions and other inquiries will not be forwarded to your investment advisor.